SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
File by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-12

                        PENN TREATY AMERICAN CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction;

         (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                        PENN TREATY AMERICAN CORPORATION
                               3440 Lehigh Street
                               Allentown, PA 18103
                                 (610) 965-2222

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To be held March 12, 2004

                         ------------------------------

Dear Shareholders:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Penn Treaty American Corporation, a Pennsylvania corporation ("Penn Treaty"), to be held on Friday, March 12, 2004, at 9:30 a.m. at the offices of Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, to consider the following:

         1. To ratify and approve the issuance and sale of $14,000,000 principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (the "Notes") in a private placement to accredited investors and the related shares of Common Stock issuable upon conversion of the Notes and, at Penn Treaty's option, as payment of discounted interest in connection with conversion of the Notes; and

         2. Any other business as may properly come before the Special Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed February 13, 2004 as the record date. Consequently, only shareholders of Penn Treaty's Common Stock of record at the close of business on February 13, 2004 will be entitled to notice of and to vote at the Special Meeting.

         The accompanying Proxy Statement provides a summary of the Notes and other relevant information. Please give all of this information your careful attention and please complete, date, sign and promptly return the enclosed proxy or attend the Special Meeting so that you may vote in person on the above matters.

         ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF PENN TREATY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING.

                                        By Order of the Board of Directors

                                        --------------------------------------
                                        Jane Menin Bagley
                                        Corporate Secretary

February __, 2004
Allentown, Pennsylvania

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                            to be held March 12, 2004

                             INTRODUCTORY STATEMENT
                             ----------------------

         Penn Treaty American Corporation is a Pennsylvania corporation with its principal executive offices located at 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number (610) 965-2222. This Proxy Statement is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting of Shareholders of Penn Treaty to be held on March 12, 2004, at 9:30 a.m. at the offices of Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, or at any adjournment or postponement thereof (the "Special Meeting").

         When used in this Proxy Statement, the terms "Penn Treaty," "we," "our," and "us" refer to Penn Treaty American Corporation and its subsidiaries, unless otherwise specified. Our subsidiaries are Senior Financial Consultants Company, Penn Treaty Network America Insurance Company, American Network Insurance Company, American Independent Network Insurance Company of New York, United Insurance Group Agency, Inc. and Network Insurance Senior Health Division.

         This Proxy Statement and the accompanying proxy are first being mailed to our shareholders on or about February __, 2004. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, sections of which are incorporated herein by reference, are enclosed with this Proxy Statement.

                               THE SPECIAL MEETING

When and where will the Special Meeting will be held?

         The Special Meeting will be held on Friday, March 12, 2004, at 9:30 a.m. at the offices of Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103.

How can I participate in the Special Meeting?

         You may participate in the Special Meeting by either completing, signing and returning the enclosed proxy card and/or attending the Special Meeting in person.

What will be voted upon?

         At the Special Meeting, you will be asked to consider and vote upon the following proposals:

         o The ratification and approval of the issuance and sale of $14,000,000 principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (the "Notes") in a private placement to accredited investors and the related shares of Common Stock issuable upon conversion of the Notes and, at Penn Treaty's option, as payment of discounted interest in connection with conversion of the Notes; and

         o Any other business as may properly come before the Special Meeting and any and all adjournments and postponements thereof.

Who is entitled to vote?

         Only holders of record as of the close of business on February 13, 2004 (the "record date") are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Each share of Common Stock is entitled to one vote.

What constitutes a quorum?

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the Special Meeting. On February __, 2004, ____________ shares of Common Stock were issued and outstanding, held by ___ shareholders of record.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you attend the Special Meeting, you may deliver your completed proxy card in person or vote in person at the Special Meeting.

What vote is required to ratify and approve the issuance of the Notes and the related shares of Common Stock in connection with Penn Treaty's sale of such Notes?

         The ratification and approval of the issuance and sale of the Notes and the related shares of Common Stock issuable upon conversion of the Notes and, at Penn Treaty's option, as payment of discounted interest in connection with conversion of the Notes will require the affirmative vote, either in person or by proxy, of shares representing at least a majority of the votes cast at the Special Meeting, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes will be included in the calculation of a quorum but will have no effect on the result of the vote. Our directors and executive officers, who together beneficially own approximately 12% of our outstanding shares, have indicated that they intend to vote shares over which they have voting power in favor of the proposal.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Penn Treaty either a notice of revocation or a duly executed proxy bearing a date later than the date on the proxy you submitted. The powers of the proxy holders to vote your proxy will be suspended if you attend the Special Meeting in person and request to change your vote or vote in person, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

How does discretionary voting authority apply?

         If you sign and return your proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders on the proxy card, Gary E. Hindes and William W. Hunt, to vote on the proposals and any other matters that may arise at the Special Meeting.

Who bears the cost of solicitation of proxies?

         We bear the cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies for the Special Meeting. We have retained the services of Georgeson Shareholder Communications Inc. at a cost of approximately $5,500 to perform proxy solicitation activities on our behalf.

What is the Board's recommendation?

         Unless you give other instructions on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

         o For the ratification and approval of the issuance and sale of $14,000,000 principal amount of the Notes in a private placement to accredited investors and the related shares of Common Stock issuable upon conversion of the Notes and, at Penn Treaty's option, as payment of discounted interest in connection with conversion of the Notes.

When are shareholder proposals due for the Year 2004 Annual Meeting?

         To be included in the proxy statement for Penn Treaty's 2004 Annual Meeting, shareholder proposals must have been submitted in writing by December 31, 2003 to: Secretary, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103. Shareholder proposals submitted after December 31, 2003 will not be included in the proxy statement but may be raised at the 2004 Annual Meeting. However, the persons named in the proxy card for the 2004 Annual Meeting will be allowed to use their discretionary voting authority with respect to shareholder proposals submitted after March 15, 2003.

         PROPOSAL I - RATIFICATION AND APPROVAL OF ISSUANCE AND SALE OF
         --------------------------------------------------------------
                    NOTES AND RELATED SHARES OF COMMON STOCK
                    ----------------------------------------

What is the title and amount of the securities for which Penn Treaty is seeking shareholder approval and ratification?

         We are seeking shareholder approval and ratification for the issuance of $14,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (convertible at a conversion price of $1.75 per share), which we refer to throughout this proxy statement as the Notes. In addition, we are seeking approval of the issuance of up to 8,000,000 shares of Common Stock issuable upon conversion of the Notes and, at Penn Treaty's option, up to 500,000 shares of Common Stock as payment of discounted interest in connection with the conversion of the Notes.

Why is Penn Treaty seeking shareholder ratification and approval for the issuance of the Notes?

         We are seeking shareholder ratification and approval for the issuance of the Notes and the related shares of Common Stock in accordance with the rules of the New York Stock Exchange.

         We issued the Notes to provide liquidity and general working capital for our parent company and to raise additional capital to support our insurance subsidiaries' growth. We issued the Notes prior to obtaining shareholder approval because we believed that would enable us to negotiate more favorable terms and result in the least amount of dilution for our shareholders.

         If we do not obtain shareholder ratification and approval of the issuance of the Notes by April 14, 2004, we will be required to repurchase the Notes and pay the Note holders additional interest at a rate of 5 3/4% per annum on the principal amount of the Notes from the date of issuance to the date of repurchase. If we are required to redeem the Notes, we would be required to raise additional capital in order to meet near term liquidity obligations at terms which we believe would be significantly less favorable to our shareholders, given current economic conditions and market demand for our securities. If we do not obtain shareholder ratification and approval of the issuance of the Notes by April 14, 2004 and we are unable to raise additional capital to meet near term liquidity obligations, our financial health and the value of our shareholders' investment will be materially adversely affected. Therefore, the Board strongly recommends approval of Proposal I.

Why are we issuing the Notes and how will we use the net proceeds from the sale of the Notes?

         We are selling the Notes to provide liquidity and general working capital for Penn Treaty and to raise additional capital to support our insurance subsidiaries' growth. We estimate the expenses of the offering to be $550,000 and intend to use the remaining proceeds as follows: 1) $11.45 million for our working capital and liquidity and 2) $2 million as a capital contribution to Penn Treaty Network America Insurance Company.

What are the significant terms of the Notes?

         The terms of our Notes are substantially identical to our other two series of 6 1/4% convertible subordinated notes due 2008 except that the Notes are not convertible into shares of our common stock until after May 31, 2004, and until shareholder ratification and approval of the issuance and sale of the Notes has been obtained. Other significant terms of the Notes are as set forth below.

         The Notes mature on October 15, 2008 and are convertible at a price of $1.75 per share. If not previously converted by the holder, the Notes automatically convert into shares of our Common Stock if the average closing share price of our Common Stock is equal to at least $1.93 during any 15 consecutive trading days beginning on or after October 15, 2005. Conversion of the Notes is not otherwise mandatory.

         We may redeem any or all of the Notes at any time on or after October 15, 2005 at a price equal to the principal amount plus accrued unpaid interest. Holders of the Notes have been provided substantial protection, as described above, in the event that shareholders do not ratify and approve the issuance and sale of the Notes. Also, if any holders elect to convert their Notes prior to October 15, 2005, we will be required to pay them an amount equal to the interest that would have otherwise been earned on those Notes between the date of conversion and October 15, 2005, discounted from October 15, 2005 to present value using a rate of 6.25% per annum. We may, at our sole discretion, pay the interest in cash or in shares of Common Stock. If we elect to pay the interest in Common Stock, we will determine the number of shares to be issued based on a per share value equal to 90% of the average closing price of our Common Stock for the five trading days immediately preceding the conversion date. No sinking fund is provided for the Notes.

         The payment of principal of, premium, if any, and interest on the Notes will, to the extent set forth in the indenture, rank pari passu with our other two series of 6 1/4% convertible subordinated notes due 2008, but will be subordinated in right of payment to the prior payment in full of any future senior indebtedness. As of the date of this proxy statement, we had no outstanding senior indebtedness; however, the indenture does not prohibit or limit the incurrence of senior indebtedness in the future.

         An event of default is defined in the indenture as being, among other things: default in payment of the principal of or premium, if any, on the Notes when due at maturity, upon redemption or otherwise, including failure by Penn Treaty to purchase the Notes when required (whether or not such payment shall be prohibited by the subordination provisions of the indenture); default for 30 days in payment of any installment of interest on the Notes (whether or not such payment shall be prohibited by the subordination provisions of the indenture); default by Penn Treaty for 90 days after notice in the observance or performance of any other covenants in the indenture; final judgments or decrees entered into by a court of competent jurisdiction against Penn Treaty or any subsidiary involving liabilities of $25 million or more after deducting the portion of such liabilities accepted by an insurance company; or certain events involving bankruptcy, insolvency or reorganization of Penn Treaty.

What effect, if any, does the issuance have upon the rights of existing security holders?

         To the extent that the Notes are converted into Common Stock, the issuance of such additional shares of Common Stock will dilute the present equity ownership of current shareholders. If all of the Notes are converted, an additional 8 to 8.5 million shares of Common Stock will be issued and outstanding, which would equal approximately 24% of our issued and outstanding shares following such conversion. The Notes and our other two series of 6 1/4% convertible subordinated notes due 2008 are convertible into approximately 58 million shares of Common Stock, which would equal approximately 69% of our issued and outstanding shares following such conversion. In addition, we have granted Centre Solutions (Bermuda) Limited warrants to purchase preferred stock convertible into the number of shares of Common Stock that is equal to 15% of our outstanding shares of Common Stock on a fully-diluted basis after conversion, which are exercisable until December 31, 2007, and warrants to purchase preferred stock convertible into the number of shares of Common Stock that is equal to an additional 20% of our outstanding shares of Common Stock on a fully-diluted basis after conversion, which are exercisable in the event that we do not commute our reinsurance agreement at or prior to December 31, 2007. The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock.

Have any directors or executive officers purchased, or will any directors or executive officers purchase, the Notes?

         Directors and executive officers have not purchased and will not purchase the Notes.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND RATIFICATION OF THE ISSUANCE AND SALE OF THE NOTES AND THE RELATED SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES AND, AT PENN TREATY'S OPTION, AS PAYMENT OF DISCOUNTED INTEREST IN CONNECTION WITH CONVERSION OF THE NOTES.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of January 30, 2004, information with respect to the beneficial ownership of our Common Stock by (i) each Director, the former Chief Executive Officer, the Chief Executive Officer and the four most highly compensated Executive Officers and (ii) all Directors and Executive Officers as a group. Except as set forth in the table, we do not know of any person who beneficially owns 5% or more of the outstanding shares of our Common Stock.

                                                                                                       Percentage
Name and Address(1)                                                   Shares Beneficially Owned(2)     Ownership(3)
----------------                                                      -------------------------        ---------
William W. Hunt, Jr. (4)...............................................             145,000                  *
Irving Levit (5).......................................................           2,479,275                 9.2%
Jack D. Baum (6).......................................................              54,408                  *
Alexander M. Clark.....................................................              16,000                  *
Francis R. Grebe.......................................................               1,000                  *
James Heyer (7)........................................................              37,694                  *
Gary E. Hindes (8).....................................................              62,700                  *
Matthew W. Kaplan......................................................                  --                  *
Patrick Patterson......................................................             214,000                  *
Peter Ross.............................................................               5,000                  *
Bruce Stahl (9) .......................................................              30,000                  *
Domenic P. Stangherlin.................................................              87,963                  *
Cameron B. Waite (10)..................................................              95,200                  *
All Directors and Executive Officers as a group  (13 persons) (11).....           3,228,240                12.0%

* Less than 1%.

---------------------

(1) Unless otherwise noted, the address of each person named above is in care of Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of January 30, 2004 are deemed outstanding for computing the percentage beneficially owned by such shareholder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, Penn Treaty believes that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table.

(3)      Based on 26,537,083 shares outstanding on January 30, 2004.

(4)      Includes exercisable options to purchase 105,000 shares of Common
         Stock.

(5) Includes 46,000 shares held by a private foundation of which Mr. Levit is an officer and director, 45,007 shares held by Mr. Levit as trustee of a retirement account, 147,167 shares held by Mr. Levit as co-trustee of an irrevocable trust for Mr. Levit's children and exercisable options to purchase 241,455 shares of Common Stock. Also includes 46,000 shares held by Mr. Levit's wife as to which he disclaims beneficial ownership. Excludes 59,233 shares held by other family members as to which he also disclaims beneficial ownership.

(6)      Includes exercisable options to purchase 54,327 shares of Common Stock.

(7)      Includes exercisable options to purchase 60,000 shares of Common Stock.

(8) Includes 55,700 shares owned by Fallen Angels Fund, L.P., a limited partnership of which Mr. Hindes has sole voting power as the managing member of the general partnership, 1,700 shares held by Mr. Hindes' wife as to which he disclaims beneficial ownership and 1,500 shares held by Mr. Hindes' children as to which he disclaims beneficial ownership.

(9)      Includes exercisable options to purchase 15,000 shares of Common Stock.

(10)     Includes exercisable options to purchase 68,000 shares of Common Stock.

(11) Includes exercisable options held by members of the group to purchase 543,782 shares of Common Stock.

                              INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP, independent auditors, audited our financial statements for the fiscal year ended December 31, 2003 and are our auditors for the current fiscal year. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Special Meeting.

                    HOUSEHOLDING OF SPECIAL MEETING MATERIALS

         Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement has been sent to multiple shareholders in your household unless we have received contrary instructions from you. If you would like to obtain another copy, please contact Cameron B. Waite, Executive Vice President and Chief Financial Officer, Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, PA 18103, telephone
(610) 965-2222. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following information is incorporated by reference from Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 001-14681): Financial Statements and Notes to Consolidated Financial Statements at pages F-2 to F-40; Our Selected Financial Data at pages 37 to 40; Management's Discussion and Analysis of Financial Condition and Results of Operations at pages 41 to 65; Quantitative and Qualitative Disclosures About Market Risk at pages 66 to 67; and Changes in and Disagreements With Accountants on Accounting and Financial Disclosure at page 68. The following information is incorporated by reference from Penn Treaty's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 001-14681): Financial Statements and Notes to Consolidated Financial Statements at pages 2 to 17; Management's Discussion and Analysis of Financial Condition and Results of Operations at pages 17 to 35; and Quantitative and Qualitative Disclosures About Market Risk at pages 35 to 36. Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 are being delivered with this proxy statement.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Special Meeting is that which is presented above. If any other matter or matters are properly brought before the Special Meeting, or any adjournment or postponement, it is the intention of the persons named in the accompanying proxy card to vote proxies on such matters in accordance with their judgment.

                                         By Order of the Board of Directors,


                                         ---------------------------------------
                                         Jane Menin Bagley, Secretary

Allentown, Pennsylvania
February __, 2004

                                 REVOCABLE PROXY

                PENN TREATY AMERICAN CORPORATION SPECIAL MEETING
                                 OF SHAREHOLDERS

This Proxy is solicited on behalf of the Board of Directors. Gary E. Hindes and William W. Hunt, each with the power of substitution and with all the powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Special Meeting of Shareholders of Penn Treaty American Corporation ("Penn Treaty"), to be held at 9:30 a.m., prevailing local time, at the offices of Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania on March 12, 2004 (the "Special Meeting"), including any adjournments and postponements thereof, and to vote all shares of stock of Penn Treaty which the undersigned is entitled to vote on all matters that properly come before the Special Meeting, subject to any directions indicated in the boxes below. Indicate your vote by placing an
(X) in the appropriate box.

1. Proposal to ratify and approve the issuance of $14,000,000 principal amount of 6 1/4% Convertible Subordinated Notes due 2008 (the "Notes") and underlying shares of Common Stock:

         [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

         [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

                       ---------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE ISSUANCE AND SALE OF THE NOTES AND THE RELATED SHARES OF COMMON STOCK AND A VOTE "FOR" THE AUTHORIZATION OF THE PROXY HOLDERS TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AT THE SPECIAL MEETING IN THE MANNER SPECIFIED. IF PROPERLY EXECUTED AND RETURNED, AND NO SPECIFICATION IS MADE, VOTES WILL BE CAST "FOR" ALL ITEMS ON THE PROXY.

Receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement dated February __, 2004 is hereby acknowledged.

IMPORTANT:    When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

Dated:                    , 2004
       -------------------


                                                -------------------------------
                                                          (Signature)


                                                -------------------------------
                                                          (Signature)


                              PLEASE ACT PROMPTLY.
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY.